EXHIBIT 99.1

2008 Annual Meeting of Stockholders June 5, 2008

CAUTIONARY STATEMENT This presentation contains forward-looking statements about the future financial performance, business plans and strategies of CapitalSouth Bancorp. Because forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to carefully review the discussion of forward-looking statements and risk factors in documents the Company files with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

HIGHLIGHTS OF 2007 Continued organic growth in loans and deposits Completed Monticello acquisition Added two branch locations in Jacksonville Contributed to loan and deposit growth Added new source of noninterest income with wholesale mortgage origination business

($ in millions) 2007 2003 2004 2006 2005 $622 $206 $259 $327 $375 Q1 2008 LOAN GROWTH ($ in millions) $611 CAGR 31.8% Organic CAGR 20.9%

2007 2003 2004 2006 2005 $593 $203 $262 $329 $401 Q1 2008 $596 CAGR 30.7% Organic CAGR 21.3% DEPOSIT GROWTH ($ in millions)

CURRENT MARKET FOOTPRINT Banking Offices Mortgage Lion, Inc. AL GA FL Huntsville Birmingham Montgomery Jacksonville Fitzgerald Organic Growth: Added one branch each in Jacksonville and Huntsville in early 2008 Acquisition: Acquired two branches in Jacksonville as part of the Monticello acquisition, as well as Mortgage Lion wholesale mortgage loan origination operation in Fitzgerald, Georgia

NET OPERATING INCOME PER SHARE 2007 2003 2004 2006 2005 $0.51 $0.65 $0.83 $1.12 $0.97 3M2007 3M2008 $0.23 $0.08 Net operating income per share is a non-GAAP measure. It excludes a charge of $5.13 per share for goodwill impairment in 2007. Including goodwill impairment, the net loss per diluted share for 2007 was $4.62.

2007 CHALLENGES Significant adverse change in the general business environment Rapid slowdown in residential housing market Development and construction borrowers particularly hard hit Significant decline in asset quality and corresponding increase in nonperforming loans Broad deterioration in macroeconomic conditions Nonperforming loans associated with the Monticello acquisition $4,935,000 identified at closing Written down immediately to net realizable value of $3,585,000 Goodwill impairment No effect on cash flow or liquidity No effect on regulatory capital; CapitalSouth Bank remains "well capitalized" Pressure on net interest margin Federal Reserve rate cuts affect loan yield more rapidly than cost of funds Impact of nonperforming loans

NONPERFORMING ASSETS (to total assets) 2007 2003 2004 2006 2005 2.27% 0.69% 0.50% 0.42% 0.45% 3M2007 3M2008 0.48% 4.64%

OUR RESPONSE TO ADVERSITY Rapid identification of problem loans and early establishment of reserves Provision for loan losses totaled $1.0 million and $2.1 million, respectively, in third and fourth quarters of 2007 Provision for the first quarter of 2008 was $658,000 Creation of Special Assets Group Now have two people working full-time on problem loans

LOAN LOSS PROVISION 2007 2003 2004 2006 2005 $3,516 $820 $847 $914 $621 ($ in thousands) 3M2007 3M2008 $136 $658

228.95% LOAN LOSS ALLOWANCE To nonperforming loans To period-end loans 2007 2003 2004 2006 2005 260.63% 63.79% 161.67% 246.34% 1.43% 1.30% 1.24% 1.18% 3M2007 3M2008 243.04% 30.93% 1.44% 1.16% 1.15%

LOAN QUALITY UPDATE AND STRATEGY 94% of our nonperforming loans are secured by real estate 10% are secured by 1- 4 family residential 58% are secured by residential construction & development Housing in our footprint is holding up despite elevated inventories Values performing better than the national average Allowance for loan losses has been strengthened to a historically high level in response to increase in nonperforming assets Shift in focus for new business Limited new acquisition & development loans Increased focus on commercial & industrial lending

NONACCRUAL LOANS (Composition at March 31, 2008) Commercial C&D 8% Multifamily Res. 0% Residential C&D 58% 1-4 Family 10% Other 0% Consumer 0% C&I 6% CRE 18%

Months of Single-Family Inventory by Market HOUSING DYNAMICS % Change in Median Home Price - Linked Quarter Source: National Association of Realtors and Huntsville Chamber of Commerce. Mont. Jax U.S. Q1 '08 Cumulative Jan. Feb. Mar. Our markets are generally outperforming national trends Home values are holding up despite elevated inventories (47) (37) (45) (36) (31) (47) (43) Bhm. Hunts. Mont. AL Jax FL U.S. Source: Census Bureau Year-over-Year Change (%) in Building Permits - Q1 '08 (14.0) (8.5) (3.0) 2.5 8.0 Bhm. Hunts. Q3 '07 Q4 '07 9.6 8.7 7.6 13.4 12.2 10.4 6.4 6.2 4.8 9.4 8.5 8.5 7.0 7.2 5.7 11.0 10.0 8.2 13.6 11.8 10.4 19.1 17.4 16.2 '08 '07 '08 '07 '08 '07 '08 Bhm. Hunts. Mont. Jax '07 Source: Alabama Center for Real Estate and the Northeast Florida Multiple Listing Service

NONPERFORMING ASSET ANALYSIS By Market Area Current Exposure as a % of Original Appraised Value (Net of Allocated Loan Loss Reserve) 32% 28% 20% 6% 4% 10% Birmingham Ocala / Central Florida Montgomery Huntsville Other including not secured by real estate Jacksonville Jax Ocala / Central Fla. Hunts. Bhm. Mont. Other including not secured by real estate 55% 55% Overall Average 59% 64% 67% 68% 69% Approximately 86% of the Jacksonville nonperforming assets and 81% of the Ocala/Central Florida nonperforming assets were acquired in the Monticello acquisition.

WRAP UP Experienced management team has navigated market downturns before Strategies in place to take advantage of expanding footprint Aggressive actions underway to address loan quality issues Pursuing alternatives to strengthen capital

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